                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12
                        INRANGE TECHNOLOGIES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                        INRANGE TECHNOLOGIES CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                 [INRANGE LOGO]

                             100 MT. HOLLY BY-PASS
                                  P.O. BOX 440
                          LUMBERTON, NEW JERSEY 08048
                           Telephone: (609) 518-4000
                           Facsimile:  (609) 518-4400

                                                                   April 4, 2001

Fellow Stockholders:

     You are cordially invited to attend the Inrange Technologies Corporation Annual Meeting of Stockholders on Friday, April 20, 2001 at 9:00 a.m. (Eastern
Time) at our offices located at 100 Mt. Holly By-Pass, Lumberton, New Jersey 08048.

     This will be our first Annual Meeting as a public company, and we look forward to discussing our 2000 performance. This Notice of Annual Meeting and Proxy Statement describes the business to be transacted at the meeting and provides other information concerning Inrange that you should be aware of when you vote your shares. The principal business of the Annual Meeting will be to elect three directors who will each serve for a three-year term and to ratify the appointment of Arthur Andersen LLP as our independent accountants.

     All stockholders are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible. You may also be able to vote by telephone or over the Internet, and if you are able to and choose one of those forms of voting, you do not need to return your proxy card. In any event, please vote as soon as possible.

     On behalf of the board of directors and our management team, I would like to express our appreciation for your interest in the affairs of Inrange.

                                     Sincerely,

                                     Gregory R. Grodhaus
                                     President and Chief Executive Officer

                        INRANGE TECHNOLOGIES CORPORATION

                             100 MT. HOLLY BY-PASS
                                  P.O. BOX 440
                          LUMBERTON, NEW JERSEY 08048

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

                             FRIDAY, APRIL 20, 2001
                                   9:00 A.M.
                             100 MT. HOLLY BY-PASS
                          LUMBERTON, NEW JERSEY 08048

     The purpose of our 2001 Annual Meeting is to elect three directors who will each serve for a three-year term beginning at the Annual Meeting and to ratify the appointment of Arthur Andersen LLP as our independent public accountants. The board of directors recommends that you vote FOR each of the director nominees and FOR the ratification of the appointment of Arthur Andersen LLP as our independent public accountants.

     You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record on March 9, 2001. You may revoke your proxy at any time prior to the Annual Meeting.

     We have enclosed a copy of our 2001 Annual Report to Stockholders.

                                           By order of the board of directors,

                                           Kenneth H. Koch
                                           Vice President, General
                                           Counsel and Secretary

April 4, 2001

                        INRANGE TECHNOLOGIES CORPORATION

             ------------------------------------------------------

                                PROXY STATEMENT
             ------------------------------------------------------

                               TABLE OF CONTENTS

                                                             PAGE
                                                             ----
Questions and Answers.......................................    1
Election of Directors.......................................    4
Board of Directors and Its Committees.......................    6
Director Compensation.......................................    7
Ownership of Common Stock...................................    7
Section 16(a) Beneficial Ownership Reporting Compliance.....    9
Executive Compensation......................................   10
Report of the Compensation Committee on Executive
  Compensation..............................................   13
Company Performance.........................................   17
Certain Relationships Between Inrange and SPX...............   17
Report of the Audit Committee...............................   23
Appointment of Independent Public Accountants...............   24
Audit Committee Charter.....................................  A-1

                           ANNUAL REPORT ON FORM 10-K

     YOU MAY OBTAIN A FREE COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING SCHEDULES, THAT IS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. PLEASE CONTACT KENNETH H. KOCH, SECRETARY, INRANGE TECHNOLOGIES CORPORATION, 100 MT. HOLLY BY-PASS, P.O. BOX 440, LUMBERTON, NEW JERSEY 08048.

     This proxy statement and form of proxy are first being sent to stockholders on or about April 4, 2001.

                             QUESTIONS AND ANSWERS

     Following are questions often asked by stockholders of publicly held companies. We hope that the answers will assist you in casting your vote.

WHAT AM I VOTING ON?

     Inrange's board of directors is soliciting your vote on:

         1. the election of three directors to each serve for a three-year term beginning at the Annual Meeting; and

         2. the ratification of the appointment of Arthur Andersen LLP as our independent public accountants.

WHO MAY VOTE?

     Holders of our common stock at the close of business on March 9, 2001, the record date, may vote. On that date, there were 75,633,333 shares of our Class A common stock and 8,855,000 shares of our Class B common stock outstanding.

HOW MANY VOTES DO I HAVE?

     As an owner of Class B common stock, you are entitled to one vote for each share that you hold. SPX Corporation, which owns all of the outstanding Class A common stock, is entitled to cast five votes for each share that it holds. Generally, the Class A stockholders and the Class B stockholders vote together as one class, including for the election of directors and the ratification of accountants.

HOW DO I VOTE?

     All stockholders may vote by mail. You also may vote by telephone or over the Internet if you hold your shares through a bank or broker that offers either of those options. To vote by mail, please sign, date and mail your proxy in the postage paid envelope provided. If you choose to vote in person at the Annual Meeting, we will give you a ballot at the meeting. If you wish to vote in person and your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 9, 2001, the record date for voting.

HOW DOES DISCRETIONARY VOTING AUTHORITY APPLY?

     If you sign, date and return your proxy card or vote by telephone or Internet, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Jay Zager and Kenneth H. Koch to vote for the election of directors, the ratification of the appointment of Arthur Andersen LLP as our independent public accountants and any other matter that is properly raised at the Annual Meeting. In that event, your proxy will be voted FOR the election of each director nominee, FOR the ratification of the appointment of Arthur Andersen LLP and FOR or AGAINST any other properly raised matters at the discretion of Messrs. Zager and Koch.

MAY I REVOKE MY PROXY?

     Yes, you may revoke your proxy at any time before it is exercised in one of four ways:

         1. Notify our Secretary in writing before the Annual Meeting that you are revoking your proxy.

         2. Submit another proxy with a later date.

         3. Vote by telephone or Internet after you have given your proxy.

         4. Vote in person at the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

WHAT CONSTITUTES A QUORUM?

     The presence, in person or by proxy, of the holders of one-third of Inrange shares entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet, or if you attend the Annual Meeting.

     Abstentions and broker non-votes are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a broker submits a proxy that does not indicate a vote for a proposal because he or she does not have voting authority and has not received voting instructions from you.

WHAT VOTE IS REQUIRED TO ELECT THE DIRECTOR NOMINEES?

     A plurality of the votes cast will elect directors. This means that the three nominees who receive the highest number of votes will be elected. If you do not want to vote your shares for a particular nominee, you may indicate that by following the instructions on the proxy card or withhold authority as prompted during telephone or Internet voting or in person at the meeting. Abstentions and broker non-votes will have no effect on the election of the directors.

     SPX is the beneficial owner of all of our Class A stock. This represents approximately 98% of the combined voting power of both classes of Inrange common stock. As a result, SPX has the vote required to elect the three nominees for director. SPX has indicated that it will vote its shares for each nominee in accordance with the recommendation of our board.

WHAT VOTE IS REQUIRED TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS OUR ACCOUNTANTS?

     This proposal will be approved if more than one-half of the votes cast on this proposal are in favor of the ratification of Arthur Andersen LLP as our independent public accountants. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

     Since SPX is the beneficial owner of all of our Class A stock, it holds approximately 98% of the combined voting power of both classes of our common stock and has the vote required to ratify the selection of Arthur Andersen. SPX has indicated that it will vote its shares for the ratification of the appointment of Arthur Andersen in accordance with the recommendation of our board.

HOW DO I SUBMIT A STOCKHOLDER PROPOSAL?

     You may submit a proposal to be included in our proxy statement for the 2002 annual meeting no later than December 5, 2001. Your proposal must be in writing and must comply with the proxy rules of the Securities and Exchange Commission. You may also submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2002 annual meeting. If you want to do this, we must receive your written proposal on or after January 4, 2002, but on or before February 3, 2002. If you submit your proposal after the deadline and we choose to consider it at the meeting, then Securities and Exchange Commission rules permit the individuals named in the proxies solicited by Inrange's board of directors for that meeting to exercise discretionary voting power as to that proposal, but they are not required to do so.

     To be properly brought before an annual meeting, our by-laws require that your proposal include: (1) your name and address, or the name and address of the beneficial owner for whom you are acting, as they appear on our stock records;
(2) a brief description of the business you want to bring before the meeting;
(3) the reasons for conducting the business at the meeting; (4) any material interest you or the beneficial owner have in the business you want to bring before the meeting; and (5) the class and number of Inrange shares that you or the beneficial owner own beneficially and of record. You should send any proposal to our Secretary at our address on the cover of this proxy statement.

HOW DO I NOMINATE A DIRECTOR?

     If you wish to nominate an individual for election as director at the 2002 annual meeting, we must receive your nomination on or after January 4, 2002, but on or before February 3, 2002. In addition, if we increase the size of our board and do not publicly announce the nominees or the size of the increased board on or before January 10, 2002, then you may submit a nomination through the 10th day following the announcement.

     Our by-laws require that for each person you propose to nominate you provide: (1) your name and address, or the name and address of the beneficial owner for whom you are acting, as they appear on our stock records; (2) the class and number of shares of Inrange stock that you or the beneficial owner own beneficially and of record; (3) the nominee's written statement that he or she is willing to be named in the proxy statement as a nominee and to serve as a director if elected; and (4) any other information regarding the nominee that would be required by the Securities and Exchange Commission to be included in a proxy statement had Inrange's board of directors nominated that individual. You should send your proposed nomination to our Secretary at our address on the cover of this proxy statement.

WHO PAYS TO PREPARE, MAIL AND SOLICIT THE PROXIES?

     Inrange will pay all of the costs of preparing and mailing the proxy statement and soliciting the proxies. We will ask brokers, dealers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials and our Annual Report to the beneficial owners of Inrange common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

                             ELECTION OF DIRECTORS

     Nine directors currently serve on our board of directors. The directors are divided into three classes. At this Annual Meeting, you will be asked to elect three directors. Each director will serve for a term of three years, until a qualified successor director has been elected, or until he resigns or is removed by the board. The remaining six directors will continue to serve on the board as described below. The nominees, David L. Chapman, Robert B. Foreman and Christopher J. Kearney, are currently Inrange directors.

     We will vote your shares as you specify on the enclosed proxy card or during telephone or Internet voting. If you do not specify how you want your shares voted, we will vote them FOR the election of the nominees. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. The board of directors does not anticipate that any nominee will be unable to serve. The nominees have provided the following information about themselves. Ages are as of March 1, 2001.

NOMINEES
--------------------------------------------------------------------------------

     DAVID L. CHAPMAN, 66, has been a member of our board of directors since September 2000. He has been Chief Executive Officer of Northpoint Software Ventures, a developer of software tools to perform risk and value assessments of information technology projects, since 1992. Prior to that time, he was a general partner in Landmark Venture Partners. Mr. Chapman also serves on the boards of directors of Northpoint Software Ventures, Northpoint Software and Services, Brooktrout, Inc., Enteron and Template Graphics Software.

     ROBERT B. FOREMAN, 43, has been a member of our board of directors since June 2000. He has been Vice President, Human Resources of SPX Corporation since May 1999. From 1991 through April 1999, he served as Vice President, Human Resources at PepsiCo International, based in Asia-Pacific, where he worked for both the Pepsi and the Frito-Lay International businesses.

     CHRISTOPHER J. KEARNEY, 45, has been a member of our board of directors since October 1998. He has been Vice President, Secretary and General Counsel of SPX Corporation since February 1997. From April 1995 through January 1997, he served as Senior Vice President and General Counsel of Grimes Aerospace Company. From September 1988 through April 1995, he was Senior Counsel at the GE Plastics business group of General Electric Company.

DIRECTORS CONTINUING UNTIL 2002 ANNUAL MEETING
--------------------------------------------------------------------------------

     LEWIS M. KLING, 56, has been a member of our board of directors since June 2000. Since December 1998, Mr. Kling has been Vice President, Communications and Technology Systems, of SPX Corporation. From June 1997 through October 1998, he served as President, Dielectric Communications, a subsidiary of General Signal Corp. From December 1994 to June 1997, he served as Senior Vice President and General Manager of the Commercial Avionic Systems business of Allied Signal Corporation.

     PATRICK J. O'LEARY, 43, has been a member of our board of directors since October 1998. He has been Vice President, Finance, Treasurer and Chief Financial Officer of SPX Corporation since September 1996. From 1994 through 1996, he served as Chief Financial Officer and director at Carlisle Plastics, Inc. From 1982 through 1994, he served at various managerial capacities at Deloitte & Touche LLP, becoming a Partner in 1988.

     BRUCE J. RYAN, 57, has been a member of our board of directors since September 2000. He has been Executive Vice President and Chief Financial Officer of Global Knowledge Network, Inc., a provider of information technology and computer software training programs and certifications, since 1998. From 1994 to 1998, he was Executive Vice President and Chief Financial Officer of Amdahl Corporation, a provider of Internet based information technology solutions. Mr. Ryan also serves on the board of directors of Ross Systems, Inc.

DIRECTORS CONTINUING UNTIL 2003 ANNUAL MEETING
--------------------------------------------------------------------------------

     JOHN B. BLYSTONE, 47, has been a member of our board of directors since June 2000. He has been Chairman, President and Chief Executive Officer of SPX Corporation since 1995. From July 1994 through December 1995, he served as President and Chief Executive Officer of Nuovo Pignone, an 80% owned subsidiary of General Electric Company, and President and Chief Executive Officer of Europe Power Pole Plus of GE Power Systems. From November 1991 through August 1994, he served as Vice President, General Manager, GE Superabrasives of General Electric Company. Mr. Blystone also serves on the boards of directors of SPX Corporation and Worthington Industries, Inc., and on the advisory board of Stern Stewart.

     GREGORY R. GRODHAUS, 53, has been a member of our board of directors since June 2000. Mr. Grodhaus has been our President and Chief Executive Officer since August 1999. From September 1995 through March 1999, he was Senior Vice President of Amdahl Corporation. From March 1993 through September 1995, he served as President and Chief Executive Officer of IPL Systems, Inc., a manufacturer and distributor of open-architecture storage systems.

     DAVID B. WRIGHT, 51, has been a member of our board of directors since September 2000. He has been President and Chief Executive Officer of Legato Systems since October 2000. He had previously been President and Chief Executive Officer of Amdahl Corporation since 1997. From 1995 to 1997, he was the Executive Vice President of the Amdahl Systems Group, and before 1995 he served in various other senior executive positions at Amdahl Corporation.

                     BOARD OF DIRECTORS AND ITS COMMITTEES

     Inrange's board of directors met one time during fiscal year 2000. In addition to meetings of the full board, directors attended meetings of board committees. The board of directors has standing audit, compensation and governance committees. Each director attended all of the meetings of the board and of the committees on which he served, except for Mr. Wright who was unable to attend the Compensation Committee meeting due to unanticipated travel delays.

AUDIT COMMITTEE

Meetings:         One

Members:          Bruce J. Ryan (Chairman)
                  David L. Chapman
                  David B. Wright

Function:         Recommends the annual appointment of our auditors with whom the committee reviews the scope of audit and non-audit assignments and related fees, accounting principles we use in financial reporting, internal auditing procedures and the adequacy of our internal control procedures. Additional information on the committee and its activities is included in the Report of the Audit Committee and the Audit Committee
                  Charter, which is included as Appendix A to this proxy statement.

COMPENSATION COMMITTEE

Meetings:         One

Members:          David L. Chapman (Chairman)
                  Robert B. Foreman
                  David B. Wright

Function:         Reviews and approves the compensation and benefits for our key executive officers, administers our employee benefit plans and makes recommendations to the board regarding grants of stock options and other incentive compensation arrangements.
                  Additional information on the committee and its activities is included in the Report of the Compensation Committee on Executive Compensation.

GOVERNANCE COMMITTEE

Meetings:         None

Members:          David B. Wright (Chairman)
                  Gregory R. Grodhaus
                  Christopher J. Kearney
                  Lewis M. Kling

Function:         Evaluates and makes recommendations on the size, structure and composition of the board of directors, changes in director compensation, the selection and retention criteria for directors, and candidates for election to the board.

                             DIRECTOR COMPENSATION

ANNUAL RETAINER

     Directors who are our employees or employees of SPX receive no fees for their services as directors. Directors who are not our employees or employees of SPX receive a $14,000 annual retainer fee covering all regular and special board meetings and the annual meeting. In addition, these non-employee directors are reimbursed for travel expenses and other out-of-pocket costs that they incur in connection with attending meetings.

OPTIONS TO PURCHASE INRANGE COMMON STOCK

     We will annually grant to directors who are not Inrange or SPX employees an option to purchase 13,000 shares of our Class B common stock under our 2000 Stock Compensation Plan. Partially compensating directors with options is intended to link an element of director compensation directly to stockholder interests. The exercise price per share of an option may not be less than the fair market value of our Class B common stock on the grant date of the option. The compensation committee may specify any period of time, up to ten years, following the grant date during which options are exercisable. At the time of our initial public offering in September 2000, we granted to each of our non-employee directors an option to purchase 52,000 shares of our Class B common stock, which represents a one-time grant covering four years of service.

                           OWNERSHIP OF COMMON STOCK

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table shows the beneficial ownership as of January 31, 2001 of the outstanding shares of our Class B common stock and of the outstanding shares of the common stock of SPX, our parent, by:

     - each director of Inrange;

     - each executive named in the Summary Compensation Table; and

     - all executive officers and directors of Inrange as a group.

     Beneficial ownership is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a stockholder can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. The number of shares beneficially owned includes shares in employee benefit plans. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

     The percent of Inrange Class B common stock owned and the percent of Inrange voting power is based on 8,855,000 Class B shares and 75,633,333 Class A shares outstanding as of January 31, 2001. The percent of SPX common stock owned is based on 31,139,762 shares of SPX common stock outstanding as of the same date.

-----------------------------------------------------------------------------------------------------------
                                           INRANGE COMMON STOCK                   SPX COMMON STOCK
                                ---------------------------------------------------------------------------
                                                                                             PERCENT OF
                                   NUMBER OF                    PERCENT OF                      SPX
                                    CLASS B       PERCENT OF     INRANGE      NUMBER OF        COMMON
   NAME OF BENEFICIAL OWNER        SHARES(1)       CLASS B     VOTING POWER   SHARES(2)        STOCK
-----------------------------------------------------------------------------------------------------------
 John B. Blystone                    710,000        7.43%           *          393,835(3)     1.3%
-----------------------------------------------------------------------------------------------------------
 David L. Chapman                          0           --          --                0         --
-----------------------------------------------------------------------------------------------------------
 Robert B. Foreman                    73,500            *           *              742         *
-----------------------------------------------------------------------------------------------------------
 Christopher J. Kearney               80,000            *           *           65,016         *
-----------------------------------------------------------------------------------------------------------
 Lewis M. Kling                       80,000            *           *           25,328(4)      *
-----------------------------------------------------------------------------------------------------------
 Patrick J. O'Leary                  210,000        2.32%           *           95,712         *
-----------------------------------------------------------------------------------------------------------
 Bruce J. Ryan                             0           --          --                0         --
-----------------------------------------------------------------------------------------------------------
 David B. Wright                           0           --          --                0         --
-----------------------------------------------------------------------------------------------------------
 Gregory R. Grodhaus                     428            *           *              179         *
-----------------------------------------------------------------------------------------------------------
 Charles A. Foley                        163            *           *               99         *
-----------------------------------------------------------------------------------------------------------
 Anthony J. Fusarelli                    407            *           *            1,319         *
-----------------------------------------------------------------------------------------------------------
 Jay Zager                               326            *           *               77         *
-----------------------------------------------------------------------------------------------------------
 All directors and executive
 officers as a group (12
 persons)                          1,154,824       11.59%           *          582,301        1.9%
-----------------------------------------------------------------------------------------------------------

 *  Less than 1%.

(1) Includes options to purchase shares of our Class B common stock that are exercisable within 60 days as follows: Mr. Blystone, 700,000 shares; Mr. Foreman, 70,000 shares; Mr. Kearney 70,000 shares; Mr. Kling, 70,000; and Mr. O'Leary, 200,000 shares.

(2) Includes options to purchase shares of SPX common stock that are exercisable within 60 days as follows: Mr. Blystone, 179,600 shares; Mr. Kearney, 53,396 shares; Mr. Kling, 21,521 shares; Mr. O'Leary, 76,984; and Mr. Fusarelli, 1,000 shares.

(3) Includes 114,242 SPX shares held by the John B. Blystone Investment Partners L.P., a limited family trust. Does not include 250 SPX shares held by The Blystone Foundation as to which Mr. Blystone disclaims beneficial ownership. Mr. Blystone, his wife and Mr. Kearney are directors of The Blystone Foundation.

(4) Includes 235 SPX shares held by Mr. Kling's wife.

OTHER PRINCIPAL SHAREHOLDERS

     This table shows all shareholders other than directors, nominees and named executive officers that we know to be beneficial owners of more than 5% of either class of Inrange common stock. The percent of Inrange Class B owned and percent of Inrange voting power is based on 8,855,000 Class B shares and 75,633,333 Class A shares outstanding as of January 31, 2001.

--------------------------------------------------------------------------------------------------------------------------
                                           INRANGE CLASS A                   INRANGE CLASS B
                                            COMMON STOCK                      COMMON STOCK               PERCENT OF
                                  -------------------------------------------------------------------     INRANGE
        NAME AND ADDRESS             NUMBER OF        PERCENT OF       NUMBER OF        PERCENT OF         VOTING
       OF BENEFICIAL OWNER             SHARES          CLASS A           SHARES          CLASS B           POWER
--------------------------------------------------------------------------------------------------------------------------
 SPX Corporation(1)                  75,633,333         100.0%             --               --             97.7%
   700 Terrace Point Drive
   P.O. Box 3301
   Muskegon, Michigan 49443
--------------------------------------------------------------------------------------------------------------------------
 Putnam Investments, Inc.(2)             --               --           2,600,856          29.4%              *
   One Post Office Square
   Boston, Massachusetts 02109
--------------------------------------------------------------------------------------------------------------------------

  * Less than 1%

(1) SPX exercises sole voting and dispositive power over the shares of Class A common stock that it holds. Mr. Blystone is also a director and executive officer of SPX. Messrs. Foreman, Kearney, Kling and O'Leary are also executive officers of SPX. These individuals disclaim beneficial ownership of the shares of Class A common stock beneficially owned by SPX.

(2) This information was provided in a Schedule 13G filed with the Securities and Exchange Commission on March 12, 2001 by Putnam Investment, LLC on behalf of itself, its parent holding company, Marsh & McLennan Companies, Inc., and its two wholly owned registered investment advisors, Putnam Investment Management, LLC and Putnam Advisory Company LLC. If you wish, you may obtain a copy of this report from the Commission. The reported shares consist of shares beneficially owned by Putnam Investment Management and Putnam Advisory Company, which in turn include shares beneficially owned by their clients. Putnam Investment Management is the investment adviser to the Putnam family of mutual funds and Putnam Advisory Company is the investment adviser to Putnam Investments' institutional clients. Putnam Investment Management reports shared power to dispose of 2,427,836 shares and Putnam Advisory reports shared power to dispose of 173,020 shares and to vote 3,700 shares. The Schedule 13G includes a disclaimer that the filing is not an admission that either Putnam Investments or Marsh & McLennan are, for the purposes of Sections 13(d) and 13(g), the beneficial owners of any securities covered by the Schedule 13G, and that neither of them has any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the Schedule 13G.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that Inrange's executive officers, directors and 10% stockholders file reports of ownership and changes of ownership of Inrange Class B common stock with the Securities and Exchange Commission and the Nasdaq Stock Market. Based on a review of copies of these reports provided to us and written representations from executive officers and directors, we believe that all filing requirements were met during 2000, except that SPX filed its initial ownership report on Form 3 late.

                             EXECUTIVE COMPENSATION

     This table summarizes the compensation of Gregory R. Grodhaus, our Chief Executive Officer, and our other three most highly compensated executive officers during fiscal year 2000. These individuals are sometimes referred to as the named executive officers. The table excludes all executive officers whose total annual salary and bonus for 2000 was $100,000 or less.

                              SUMMARY COMPENSATION

-----------------------------------------------------------------------------------------------------------
                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                             ANNUAL COMPENSATION             SECURITIES
         NAME AND                                            OTHER ANNUAL    UNDERLYING     ALL OTHER
    PRINCIPAL POSITION       YEAR     SALARY       BONUS     COMPENSATION     OPTIONS      COMPENSATION
-----------------------------------------------------------------------------------------------------------
 Gregory R. Grodhaus         2000      $244,231   $231,418    $23,789(1)     440,000(2)     $28,521(4)
     President and Chief                                                      12,000(3)
     Executive Officer       1999        83,942     86,196     86,339(1)       6,000(3)      24,060(4)
     (since August 5,
     1999)
-----------------------------------------------------------------------------------------------------------
 Charles R. Foley            2000   $   162,692   $106,270   $110,669(1)     220,000(2)     $14,000(5)
     Executive Vice                                                            2,000(3)
     President, Chief
     Technology Officer
     (since February 29,
     2000)
-----------------------------------------------------------------------------------------------------------
 Anthony J. Fusarelli        2000   $257,672(6)   $135,388   $103,914(1)     220,000(2)     $21,484(7)
     Executive Vice                                                            2,000(3)
     President, Sales        1999    294,239(6)         --            --       5,000(3)      15,432(7)
-----------------------------------------------------------------------------------------------------------
 Jay Zager                   2000   $   110,769   $104,532   $ 16,205(1)     220,000(2)     $11,389(8)
     Executive Vice                                                            6,000(3)
     President, Chief
     Financial Officer
     (since May 29, 2000)
-----------------------------------------------------------------------------------------------------------

(1) Consists of relocation expense reimbursement.

(2) Consists of options to acquire shares of Inrange common stock.

(3) Consists of options to acquire shares of SPX common stock.

(4) Consists of car allowance of $12,000 in 2000 and $5,000 in 1999, matching contributions under SPX's defined contribution plan of $16,521 in 2000 and $5,697 in 1999 and a $13,363 payment for income taxes attributable to relocation expenses in 1999.

(5) Consists of car allowance of $6,000 and $8,000 in matching contributions under SPX's defined contribution plan.

(6) Includes commissions of $57,804 in 2000 and $117,700 in 1999.

(7) Consists of car allowance of $7,200 in 2000 and $7,200 in 1999 and matching contributions under SPX's defined contribution plan of $14,284 in 2000 and $8,232 in 1999.

(8) Consists of car allowance of $4,350 and matching contributions under SPX's defined contribution plan of $7,039.

                       OPTION GRANTS IN FISCAL YEAR 2000

     This table gives information relating to Class B common stock option grants to the named executive officers during fiscal year 2000. The options were granted under our 2000 Stock Compensation Plan and have ten-year terms and exercise prices equal to the fair market value on the grant date. The options become exercisable over a six-year period, vesting as to 12 1/2% on the second anniversary of the grant date, 25% on each of the third, fourth and fifth anniversaries of the grant date and the remaining 12 1/2% on the sixth anniversary of the grant date.

     The officer may pay the exercise price and withholding tax obligations in cash, by tendering previously owned Class B shares, by asking Inrange to withhold shares, by delivering other approved property or by a combination of these methods. In addition, a restorative option right applies to these options, which means that "reload options" may be granted to replace shares surrendered in payment of the exercise price and withholding tax obligations related to option exercises. A reload option has an exercise price equal to the then-current market value and expires at the same time that the exercised option would have expired.

     The table also provides information relating to grants of options on SPX common stock to the named executive officers during 2000. These options were granted under SPX's 1992 Stock Compensation Plan to compensate them for services performed for us. The options are non-qualified options with a ten-year term. Their exercise price equals the fair market value on the grant date. The options vest as to half of the shares subject to the option two years after the grant date and as to the remaining shares three years after the grant date. Like Inrange options, the officer may pay the exercise price and withholding taxes in cash, previously owned SPX stock or withheld shares, and a reload option right applies.

--------------------------------------------------------------------------------------------------------------
                                                     INDIVIDUAL GRANTS
                                  NUMBER OF     PERCENT OF
                                  SECURITIES   TOTAL OPTIONS
                                  UNDERLYING    GRANTED TO                                    GRANT DATE
                                   OPTIONS     EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   PRESENT VALUE
              NAME                 GRANTED      FISCAL YEAR      PER SHARE         DATE         (1)(2)
--------------------------------------------------------------------------------------------------------------
 Gregory R. Grodhaus
     Inrange Class B               440,000         5.15%          $ 16.00        9/22/10      $4,952,939
     SPX common stock               12,000         0.35             77.81         1/3/10         449,167
--------------------------------------------------------------------------------------------------------------
 Charles R. Foley
     Inrange Class B               220,000         2.58%          $ 16.00        9/22/10      $2,476,470
     SPX common stock                2,000         0.06             86.06        2/29/10          82,799
--------------------------------------------------------------------------------------------------------------
 Anthony J. Fusarelli
     Inrange Class B               220,000         2.58%          $ 16.00        9/22/10      $2,476,470
     SPX common stock                2,000         0.06             77.81         1/3/10          74,861
--------------------------------------------------------------------------------------------------------------
 Jay Zager
     Inrange Class B               220,000         2.58%          $ 16.00        9/22/10      $2,476,470
     SPX common stock                6,000         0.17            102.00        5/30/10         294,403
--------------------------------------------------------------------------------------------------------------

(1) The estimated present value of each Inrange Class B option on the grant date is calculated using the Black-Scholes model. The model assumes: (a) six years expected until exercise of the option; (b) a

    6.0% interest rate, which represents the average interest rate at the date of grant on a U.S. Treasury security with a maturity date corresponding to the expected option term; (c) a 75.0% expected stock volatility; and (d) a 0% dividend yield. The model does not adjust for vesting requirements, non-transferability or forfeiture risk.

(2) The estimated present value of each SPX option on the grant date is calculated using the Black-Scholes model. The model assumes: (a) six years expected until exercise of the option; (b) a 5.0% interest rate, which represents the average interest rate at the date of grant on a U.S. Treasury security with a maturity date corresponding to the expected option term; (c) a 41.5% expected stock volatility; and (d) a 0% dividend yield. The model does not adjust for vesting requirements, non-transferability or forfeiture risk.

                    OPTION EXERCISES IN FISCAL YEAR 2000 AND
                       FISCAL YEAR-END 2000 OPTION VALUES

     This table provides information regarding the exercise of options during fiscal year 2000 and options outstanding at the end of fiscal year 2000 for the named executive officers. The "value realized" is calculated using the difference between the option exercise price and the price of Inrange Class B common stock on the date of exercise multiplied by the number of shares underlying the option. The "value of unexercised in-the-money options at fiscal year end" is calculated using the difference between the option exercise price and the closing price on December 29, 2000, the last trading day of the fiscal year, multiplied by the number of shares underlying the option. On December 29, the closing price of Inrange Class B common stock was $16.9375, and the closing price of SPX common stock was $108.1875. An option is in-the-money if the market value of the underlying stock is greater than the option's exercise price.

--------------------------------------------------------------------------------------------------------------------------
                                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                    SHARES                     UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                   ACQUIRED       VALUE      OPTIONS AT FISCAL YEAR END          FISCAL YEAR END
              NAME                ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------------
 Gregory R. Grodhaus
     Inrange Class B                     --             --          --        440,000              --      $412,500
     SPX common stock                    --             --          --         18,000              --       500,625
--------------------------------------------------------------------------------------------------------------------------
 Charles R. Foley
     Inrange Class B                     --             --          --        220,000                      $206,250
     SPX common stock                    --             --          --          2,000              --        44,249
--------------------------------------------------------------------------------------------------------------------------
 Anthony J. Fusarelli
     Inrange Class B                     --             --          --        220,000              --      $206,250
     SPX common stock                    --             --          --          7,000              --       226,500
--------------------------------------------------------------------------------------------------------------------------
 Jay Zager
     Inrange Class B                     --             --          --        220,000              --      $206,250
     SPX common stock                    --             --          --          6,000              --        37,125
--------------------------------------------------------------------------------------------------------------------------

                               SPX PENSION PLANS

     As of December 31, 2000, Messrs. Grodhaus and Fusarelli participated in SPX's cash balance pension plan. Messrs. Foley and Zager had not yet met the one-year-of-service requirement for participation in the plan. Under the cash balance plan, SPX provides annual principal credits in the amount of 4% of a participant's eligible compensation up to the Social Security Taxable Wage Base and in the amount of 8% of eligible compensation over the Social Security Taxable Wage Base. Eligible compensation includes base salary and bonuses as reflected in the Summary Compensation Table. In addition, SPX provides annual interest credits at a rate equal to the interest paid on five-year U.S. Treasury Notes. Any eligible compensation that the plan cannot take into account because of Internal Revenue Code limitations for tax-qualified plans is taken into account under a non-qualified supplemental retirement plan. Participants in these plans vest in their accounts after five years of continuous service. The December 31, 2000 account balances of our named executive officers who participated in these plans were as follows: Mr. Grodhaus, $29,977 and Mr. Fusarelli, $145,348.

     The estimated monthly benefit payable at normal retirement age earned through 2000 for each of the participating named executive officers, based on present interest credits and annuity conversion rate, under these plans is as follows: Mr. Grodhaus, $518 and Mr. Fusarelli, $2,273. In addition, Mr. Fusarelli is eligible for a transition benefit payable to certain employees who formerly participated in the General Signal Corporate Benefits Plan if he should elect early retirement after age 55. At normal retirement age there is no transition benefit.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

     During fiscal year 2000, the compensation committee of the board of directors was composed of three independent non-employee directors. The committee reviews and recommends the compensation arrangements for the executive officers with respect to salaries, bonuses and options grants under Inrange's 2000 Stock Compensation Plan.

     The committee strives to:

     - provide compensation and benefits at levels that enable Inrange to attract and retain high-quality executives;

     - provide strong financial incentives, at reasonable cost to Inrange, for senior management to maximize EVA (Economic Value Added) and shareholder value; and

     - align the interests of officers and directors with the interests of Inrange stockholders through potential stock ownership.

EXECUTIVE OFFICER COMPENSATION

     Executive officer compensation includes cash-based and stock-based components. Cash-based compensation consists of base salary and an annual bonus, if one is warranted under the criteria of the EVA Incentive Compensation Plan. Stock-based compensation consists of option grants under the 2000 Stock Compensation Plan.

CASH-BASED COMPENSATION

Base Salary

     Inrange targets base salary at the median of similarly sized high technology companies. Actual base salaries reflect individual experience and performance in addition to competitive salary levels for positions with similar duties and responsibilities.

ANNUAL BONUSES

     Our employees participate in the Inrange economic value added incentive compensation plans, which are based on the SPX economic value added incentive compensation plans. The economic value added plans provide for bonuses based on improvements in economic value added. Economic value added is equal to the net operating profit after tax minus a charge for all capital employed in our business, including our equity capital. The charge for capital is equal to our weighted average cost of debt and equity at our targeted debt-to-equity ratio, times the total capital employed in our business.

     The economic value added plan bonus is based on three key components:

     - a target bonus,

     - the EVA improvement in excess of expected EVA improvement (called excess EVA improvement, which may be negative), and

     - a bonus bank.

     The bonus that an executive officer may earn for any fiscal year is the sum of his or her target bonus plus a fixed share of the excess EVA improvement. Target bonuses are a percentage of salary and are designed to provide competitive levels of cash compensation. Poor performance in one year is not rewarded the next year by reducing performance targets; and a year of superior performance is not penalized the next year by raising performance targets. Excess EVA improvement can be positive or negative without limitation.

     The committee determines the bonus earned by each executive officer following the release of Inrange's financial statements for the applicable fiscal year. That amount is then credited to his or her bonus bank, which has an initial balance of zero. The bonus available to be paid is the executive's bonus bank balance up to his or her target bonus, plus one-third of the remaining bonus bank balance. The executive receives 80% of that amount without further conditions and the remaining 20% if he or she attains individual performance goals. The EVA bonuses paid to our executive officers for 2000 were: Mr. Grodhaus, $231,418; Mr. Foley, $106,270; Mr. Fusarelli, $135,388; and Mr. Zager, $104,832. The bonus bank remaining for each of our executive officers is as follows: Mr. Grodhaus, $242,337; Mr. Foley, $111,284; Mr. Fusarelli, $141,775; and Mr. Zager, $78,049.

     The bonus available to be paid to the executive officer is charged against his or her bonus bank balance to determine the beginning balance for the next fiscal year. No bonus is paid when the bonus bank balance (following credits for any economic value added bonus earned during the year) is negative, and negative bonus bank balances are carried forward to offset future bonuses earned.

Stock-Based Compensation

     Executive officers participate in Inrange's 2000 Stock Compensation Plan. Inrange's option grant guidelines were designed, in mid-2000, to provide competitive option grant levels. The guidelines provide for grants on a fixed number of shares without regard to the price of the stock at the time of grant. Under this fixed share approach, the target number of shares granted is not increased to offset a decline in the stock price or decreased to offset an increase in the stock price. The actual number of option shares granted to each executive officer may be above or below the target number of shares based on an evaluation of his or her performance and is subject to the committee's approval. Options granted under the plan must have an exercise price at least equal to the fair market value of Inrange Class B common stock on the grant date. The committee views option grants as an effective incentive for executive officers to create value for stockholders since the ultimate value of a stock option is directly related to the increase in the market price of Inrange's common stock.

     To provide a stronger incentive to maximize shareholder value, the committee approved pre-initial public offering grants equal to four years of the target annual grant. Fiscal year 2000 option grants to the named executive officers were as follows: Mr. Grodhaus, 440,000 shares; Mr. Foley, 220,000 shares; Mr. Fusarelli, 220,000 shares; and Mr. Zager, 220,000 shares. Additionally, prior to our initial public offering, each executive officer received option grants of SPX common stock under the SPX stock compensation plan as follows: Mr. Grodhaus, 12,000 shares; Mr. Foley, 2,000 shares; Mr. Fusarelli, 2,000 shares; and Mr. Zager, 6,000 shares.

     Inrange does not re-calibrate its compensation program each year to achieve a particular competitive compensation objective. Inrange's compensation programs are designed to provide stronger incentives to maximize shareholder value by making current compensation opportunities dependent on past performance. Under the fixed share option grant guidelines, superior performance increases the amount of stock under option above competitive levels, and poor performance reduces the amount of stock under option below competitive levels. Similarly, under the EVA bonus plan, superior performance increases the expected bonus payout above the target bonus, and poor performance reduces the expected bonus payout below the target bonus. The committee believes that Inrange's total compensation program provides strong incentives to maximize shareholder value with a reasonable balance between Inrange's need to retain strong senior management and the cost to the shareholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Gregory R. Grodhaus became Inrange's President and Chief Executive Officer on August 5, 1999. His annual base salary for 2000 was $245,000, and he was eligible for a bonus under the terms of the economic value added incentive plan. Determination of Mr. Grodhaus' base salary was primarily based on his background and experience, and compensation levels of executives in similar positions in comparable businesses.

     Mr. Grodhaus' EVA target bonus was 45% of his annual salary in 2000. For 2000, his declared bonus was $473,755, based on a target bonus of $110,250 and the Inrange corporate EVA plan bonus multiple for 2000 of 4.2971. His declared bonus was credited to his bonus bank, which had a zero balance at the beginning of 2000. Mr. Grodhaus received the maximum bonus available to him under the EVA plan, 80% of which was paid automatically and 20% of which was paid upon the Compensation Committee's determination that he attained all of his personal performance goals for 2000. The remainder of Mr. Grodhaus' bonus bank balance, $242,337, will be carried forward to 2001.

DEDUCTIBILITY OF COMPENSATION

     The policy of the compensation committee with respect to Section 162(m) is to establish and maintain a compensation program that will optimize the deductibility of compensation. The committee, however, reserves the right to use its judgment, where merited by the need for flexibility to respond to changing business conditions or by an executive officer's individual performance, to authorize compensation that may not, in a specific case, be fully deductible by Inrange.

                                           The Compensation Committee:

                                           David L. Chapman, Chairman
                                           Robert B. Foreman
                                           David B. Wright

                              COMPANY PERFORMANCE

     This graph shows a comparison of cumulative total return for Inrange, the Nasdaq Stock Market (U.S.) and the Nasdaq Computer Manufacturer Stocks (SIC Code
357) from September 21, 2000 (the date Inrange Class B common stock was first offered to the public at an initial public offering price of $16.00 per share) through December 29, 2000. The Nasdaq Computer Manufacturer Stocks group includes firms that produce computers, office equipment, and electronic components/accessories. The graph assumes an investment of $100 at September 21, 2000 and the reinvestment of any dividends.

                           COMPANY PERFORMANCE GRAPH

--------------------------------------------------------------------------------------------------------------------
                                            9/21/00         9/30/00       10/31/00       11/30/00        12/31/00
--------------------------------------------------------------------------------------------------------------------
 j Inrange Technologies Corporation            $100         $331.25        $226.56        $ 81.25       $105.8625
--------------------------------------------------------------------------------------------------------------------
 m Nasdaq Stock Market (U.S.)                   100           95.73          87.93          67.72           64.15
--------------------------------------------------------------------------------------------------------------------
 d Nasdaq Computer Manufacturer Stocks          100           94.24          85.70          58.22           47.86
--------------------------------------------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS BETWEEN INRANGE AND SPX

SPX IS OUR CONTROLLING STOCKHOLDER

     SPX beneficially owns all of the outstanding Class A common stock and 89.5% of the outstanding shares of our Class A and Class B common stock combined, which represents approximately 98% of the combined voting power of all classes of our voting stock. Until SPX beneficially holds less than 50% of the combined voting power of our stock, SPX will be able to control the vote on all matters submitted to our stockholders, including the election of directors and the approval of extraordinary corporate transactions, such as mergers.

     SPX has not made any decision regarding whether or for how long it will retain its Inrange stock ownership. At present, SPX has no plan or intention to dispose of its shares of our Class A common stock. If SPX decides to divest itself of its entire stockholdings in our company, SPX may do so by distributing all of its shares of our Class A common stock to the holders of SPX's common stock, a process we refer to as a distribution. A distribution could be accomplished through one of the following:

     - Split-Off -- an exchange offer by SPX in which holders of its common stock would be offered the opportunity to tender some or all of their SPX shares in exchange for shares of our Class A common stock; or

     - Spin-Off -- a distribution by SPX of its shares of our Class A common stock to holders of its common stock based on the number of SPX shares held by each holder.

     SPX is free to dispose of all or some of its shares of our Class A common stock through means other than a distribution. SPX has the sole discretion to determine the timing, structure and all terms of any divestiture of its stockholdings in our company. SPX has also advised us that it would not complete a divestiture if its board of directors determines that a divestiture is not in the best interests of SPX and its stockholders. SPX has further advised us that it currently expects that the principal factors that it would consider in making this determination, as well as the principal factors that it would consider in making the determination as to the timing, structure and terms of a divestiture, would be:

     - the business prospects for us and SPX;

     - the business reasons for a divestiture;

     - the market price of our Class B common stock;

     - the market price of SPX's common stock;

     - SPX being satisfied that a divestiture by means of a distribution would be tax-free to SPX and its stockholders and as to the other tax consequences of the transactions; and

     - the availability of other strategic alternatives.

     Under current law, SPX will not be able to effect a distribution to its stockholders on a tax-free basis before October 2003, which is five years from the date SPX acquired General Signal Corporation.

ARRANGEMENTS WITH SPX

     We have entered into various agreements with SPX that relate to our ongoing relationship with SPX after our initial public offering. These agreements include:

     - a loan agreement;

     - a management services agreement;

     - a tax sharing agreement;

     - a registration rights agreement;

     - an employee matters agreement; and

     - a trademark license agreement.

     All of the these agreements became effective upon completion of our initial public offering. Because we entered into these agreements when we were an indirect wholly owned subsidiary of SPX, they are not the result of arm's-length negotiations between the parties. The agreements were made in the context of an affiliated relationship and negotiated in the overall context of the offering. The prices and other terms of these agreements may be less favorable to us than those we could obtain in arm's-length negotiations with unaffiliated third parties for similar services. Because we did not negotiate with a third party for any of the services provided for under our agreements with SPX, however, it is difficult to determine whether the terms of those agreements are more favorable or less favorable to us than those we could obtain in arm's-length negotiations with an unaffiliated third party. Following are summaries of these agreements.

LOAN AGREEMENT WITH SPX

     We have used a portion of the proceeds from our initial public offering to repay amounts that we borrowed from SPX to pay for our recent acquisitions and will use the remaining amounts for general corporate purposes. Pending their use, we invested $15 million in investment grade securities and loaned the remaining amounts to SPX. As part of our cash management system, we also lend to SPX, on a daily basis, our cash and cash equivalents in excess of $15 million. We lend these amounts to SPX under a loan agreement that allows us to demand repayment of outstanding amounts at any time. Even after SPX repays us the amount due under the loan agreement, however, as part of our cash management system we will continue to be obligated to lend, on a daily basis, all of our cash and cash equivalents in excess of $15 million to SPX until the termination of the loan agreement. The loan agreement will terminate when SPX owns less than 50% of our outstanding shares of Class A common stock and Class B common stock or if there is an event of default under SPX's credit agreement. Amounts loaned under the loan agreement are unsecured. Loans made prior to October 1, 2000, accrue interest quarterly at a rate of 8 1/2%, and loans made on or after October 1, 2000 accrue interest quarterly at the weighted average rate of interest paid by SPX for revolving loans under its credit agreement for the prior quarter. SPX's ability to repay the amounts that we lend will be subject to SPX's financial condition and liquidity, including its ability to borrow under its credit agreement or otherwise.

MANAGEMENT SERVICES AGREEMENT

     Under the management services agreement, SPX provides administrative and corporate support services to us. These include human resources, accounting, treasury, tax, facilities, legal and information services. SPX charges us for these services at cost, including all out-of-pocket, third-party costs and expenses incurred by SPX in providing the services. If SPX incurs third-party expenses on behalf of us as well as an SPX entity, SPX will allocate these expenses in good faith between us and the SPX entity, as SPX determines in the exercise of its reasonable judgment. The agreement provides for monthly invoicing of service charges.

     The management services agreement provides that the services provided by SPX will be substantially similar in scope, quality and nature to those services provided to us when we were an indirect wholly owned subsidiary of SPX prior to our initial public offering.

SPX is also required to provide the services to us through the same or similarly qualified personnel, but the selection of personnel to perform the various services is within the sole control of SPX. In addition, SPX is not required to materially increase the volume, scope or quality of the services provided beyond the level at which they were performed for us in the past. The agreement provides that SPX may have a third party provide any service to us rather than providing the service itself, and that SPX is not responsible for the performance of services provided in this manner as long as it reasonably selects the provider. SPX is not required to provide any service to the extent the performance of the service becomes impracticable due to a cause outside the control of SPX, such as natural disasters, governmental actions or similar events of force majeure. Similarly, SPX is not required to provide any service if doing so would require SPX to violate any laws, rules or regulations. The agreement also provides that SPX and Inrange may agree to additional services to be provided by SPX. The terms and costs of these additional services will be mutually agreed upon by SPX and us. These additional services may include services that were not provided to us when we were a wholly owned subsidiary of SPX.

     The management services agreement will continue until SPX owns less than 50% of the aggregate amount of our outstanding shares of Class A common stock and Class B common stock. We may also terminate the management services agreement with respect to one or more of the services provided under the agreement effective upon the date that is the later of (1) the end of the fiscal year in which the notice of termination is given and (2) six months from the date notice of termination is given. In addition, either SPX or Inrange will be able to terminate the management services agreement with respect to one or more of the services provided under the agreement if the other party has failed to perform any material obligation relating to the services to be terminated and the failure continues for a period of 30 days after the other party receives notice of the failure from the terminating party.

TAX SHARING AGREEMENT

     Even though we have completed our initial public offering, we will continue to be included in SPX's consolidated federal income tax group, and our federal income tax liability will continue to be included in the consolidated federal income tax liability of SPX. Pursuant to the tax sharing agreement, the amount of tax we pay to SPX or we receive from SPX with respect to consolidated, unitary or combined returns of SPX, in which we are included generally, will be determined as though we file separate federal, state, local and foreign income tax returns.

     In general, we will be included in SPX's consolidated group for federal income tax purposes for so long as SPX beneficially owns at least 80% of the combined total voting power and value of our outstanding common stock. By law, each member of a consolidated group is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, although the tax sharing agreement allocates tax liabilities between Inrange and SPX during the period in which we are included in SPX's consolidated group, we could be liable for any shortfall if any federal tax liability is incurred, but not discharged, by any other member of SPX's consolidated group. Similar principles may apply for state or local income tax purposes.

REGISTRATION RIGHTS AGREEMENT

     The registration rights agreement provides SPX with registration rights relating to the shares of our Class A common stock that it holds. SPX is able to require us to register under the Securities Act of 1933 all or any portion of our shares covered by the registration rights agreement. In addition, the registration rights agreement provides for various piggyback registration rights for SPX. Whenever we propose to register any of our securities under the Securities Act for ourselves or others, subject to market cut-back exceptions, we are required to provide prompt notice to SPX and include in that registration all shares of our stock that SPX owns and requests to be included.

     The registration rights agreement sets forth customary registration procedures, including an agreement by us to make available our employees and personnel for roadshow presentations. We will pay all registration expenses incurred in connection with any registration, other than underwriting commissions. In addition, we are required to reimburse SPX for the fees and disbursements of its outside counsel retained in connection with the registration. The registration rights agreement also imposes customary indemnification and contribution obligations on us for the benefit of SPX and any underwriters with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any registration, although SPX must indemnify us for any liabilities resulting from information provided by SPX.

     SPX's rights under the registration rights agreement remain in effect with respect to the shares covered by the agreement until those shares have been:

     - sold under an effective registration statement under the Securities Act;

     - sold to the public under Rule 144 under the Securities Act; or

     - transferred in a transaction where a subsequent public distribution of those shares would not require registration under the Securities Act.

EMPLOYEE MATTERS AGREEMENT

     The employee matters agreement sets forth our mutual understanding with respect to the responsibilities, obligations and liabilities relating to the compensation and benefits of our employees in connection with our initial public offering. Under this agreement, with agreed upon exceptions, SPX will continue to administer compensation programs for our employees, and our employees will continue to participate in SPX's employee benefit plans. In turn, we will pay SPX for providing these administrative services and for these benefits. The principal exceptions to this rule are our 2000 Stock Compensation Plan and Employee Stock Purchase Plan, and SPX's Economic Value Added Incentive Compensation Plan, which we assumed as it relates to our employees to provide cash-based incentive compensation to our employees following our initial public offering.

TRADEMARK LICENSE AGREEMENT

     We or one of our subsidiaries own most of the trademarks used in our business. We do not own the trademark "SPX", which we sometimes use in our marketing materials. SPX owns that trademark and has entered into a license agreement with us that governs our use of the trademark. Under the agreement, SPX grants to us a worldwide royalty-free license to use the "SPX" trademark solely in connection with the manufacture, sale or distribution of products related to our business. The license includes the right to use the term "SPX" as a trade name, either individually or in combination with other terms. This license also includes the right to grant sublicenses to our wholly owned subsidiaries, for so long as they remain wholly owned subsidiaries. We may not transfer or assign the license without SPX's prior written consent.

     Under the agreement, we agree to refrain from various actions that could interfere with SPX's ownership of the "SPX" trademark. The agreement contains provisions regarding:

     - the creation of quality standards of our products;

     - the ability of SPX to inspect our products and facilities; and

     - our obligation to cease production of, and correct or properly destroy, any products marketed under the licensed trademarks that fail to meet the quality standards.

     The trademark license agreement will terminate in September 2001. Prior to the scheduled termination date, our license to use the trademarks may be terminated for various reasons, including our breach of the agreement or a change in our control.

     We will indemnify SPX and its directors, officers and employees from claims for personal injury or property damage if SPX is found liable to any third party under any tort or products liability or similar action in connection with our use of the licensed trademarks.

OPTION GRANTS TO SPX EMPLOYEES

     We have granted options to acquire 1,331,000 shares of our Class B common stock under our 2000 Stock Compensation Plan to the SPX employees who serve as Inrange directors and to a limited group of SPX employees with supervisory authority over us.

CORPORATE OPPORTUNITIES AND CONFLICTS OF INTEREST

     All of our directors have fiduciary duties to our company and our stockholders under Delaware law. Specifically, our directors are charged with a duty of care and a duty of loyalty to our company and our stockholders. This duty of care generally requires our directors to inform themselves of all material information relevant to business decisions they make on behalf of Inrange. This duty of loyalty generally requires our directors to act in the best interests of our company and our stockholders and to refrain from conduct that would injure Inrange or our stockholders or deprive Inrange of an advantage or opportunity to which we are entitled.

     Five members of our board of directors are also directors or executive officers of SPX and have similar fiduciary duties to SPX. As a result of their duties and obligations to both companies, these directors may have conflicts of interest with respect to matters involving or affecting us, such as acquisitions and other corporate opportunities that may be suitable for Inrange and SPX. Our certificate of incorporation and bylaws do not contain any special provisions setting forth rules governing these potential conflicts. In addition, a number of our directors and executive officers own SPX stock and options on SPX stock that they acquired as employees of SPX. This ownership could create, or appear to create, potential conflicts of interest when these directors and officers are faced with decisions that could have different implications for Inrange and SPX.

                         REPORT OF THE AUDIT COMMITTEE

     The audit committee of the Inrange board of directors is composed of three directors who are independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The committee reviews Inrange's financial reporting process on behalf of the board of directors and is responsible for ensuring the integrity of the financial information reported by Inrange. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

     In this context, the committee has met and held discussions with management and Arthur Andersen LLP, Inrange's independent public accountants. Management represented to the committee that Inrange's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and Arthur Andersen. The committee discussed with Arthur Andersen the matters required to be discussed by Statement of Auditing Standard No. 61 (Communication with Audit Committees), under which Arthur Andersen must provide us with additional information regarding the scope and results of its audit of Inrange's financial statements.

     In addition, the committee has discussed with Arthur Andersen its independence from Inrange and its management, including matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     The committee discussed with Inrange's independent public accountants the overall scope and plans for their respective audits. The committee meets with Arthur Andersen, with and without management present, to discuss the results of its examinations, the evaluations of Inrange's internal controls, and the overall quality of Inrange's financial reporting.

     In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in Inrange's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                         The Audit Committee:

                                         Bruce J. Ryan, Chairman
                                         David L. Chapman
                                         David B. Wright

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has been Inrange's independent public accounting firm since October 1998. The board has engaged Arthur Andersen as its independent public accountants for 2001.

     During 2000, we retained Arthur Andersen to perform services in the following categories and amounts:

Audit Fees                                                               $285,000
All Other Fees
     Tax planning and acquisition due diligence              $163,000
     Initial public offering                                  565,000
          Total All Other Fees                                            728,000

     We have not retained Arthur Andersen for financial information systems, design and implementation during 2000. The Audit Committee has considered whether the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence.

     If you do not ratify the appointment of Arthur Andersen as our independent public accountants, the audit committee will investigate the reasons for your rejection and the board of directors will reconsider the appointment.

     Representatives of Arthur Andersen will be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and to respond to questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
   APPOINTMENT OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

     The Board of Directors of Inrange Technologies Corporation (the "Company") has established an Audit Committee (the "Committee") with general responsibility and specific duties as described below.

COMPOSITION:

     The Committee shall be comprised of not less than three Directors who shall meet the requirements of the Nasdaq National Market. Committee membership shall be approved by the Board of Directors.

RESPONSIBILITY:

     The Committee's responsibility is to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibility. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountant. The independent accountant is ultimately accountable to the Board of Directors and the Committee.

ATTENDANCE:

     Members of the Committee should endeavor to be present, in person or by telephone, at all meetings; however, two Committee members shall constitute a quorum. As necessary, the Chairperson may request members of management, the director of internal audit, and representatives of the independent accountant to be present at meetings.

MINUTES OF MEETINGS:

     Minutes of each meeting shall be prepared and sent to Committee members and presented to Company Directors who are not members of the Committee.

SPECIFIC DUTIES:

     The Committee is to:

 1. Review with the Company's management, the independent accountant, and the director of internal audit, the Company's policies and procedures, as appropriate, to reasonably assess the adequacy of internal accounting and financial reporting controls.

 2. Review the Committee's Charter annually, and update as appropriate.

 3. Recommend to the Board of Directors the independent accountant to be selected (subject to ratification by the stockholders), evaluate the independent accountant, approve the compensation of the independent accountant, and review and approve any discharge of the independent accountant.

 4. Review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal audit.

 5. Receive periodic written statements from the independent accountant regarding its independence and delineating all relationships between it and the Company, discuss such reports with the independent accountant, and if so determined by the Committee, recommend that the Board take appropriate action.

 6. Become familiar with the accounting and reporting principles and practices applied by the Company in preparing its financial statements.

 7. Review with management and the director of internal audit the adequacy and the scope of the annual internal audit plan, and any significant audit findings.

 8. Review, prior to the annual audit, the scope and general extent of the independent accountant's audit examinations.

 9. Review with management and the independent accountant, upon completion of their audit, financial results for the year prior to their release to the public. Discuss with the independent accountant the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the year-end audit.

10. Discuss with the independent accountant the quality of the Company's financial accounting personnel, and any relevant recommendations that the independent accountant may have.

11. Report Committee actions to the Board of Directors with such recommendations, as the Committee may deem appropriate.

12. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement, commencing with the proxy statement for the 2001 Annual Meeting.

13. Perform such other functions as may be required by law, the Company's Certificate of Incorporation or By-Laws of the Board.

                                 [INRANGE LOGO]

                          ----                                                                                        |
[X] PLEASE MARK YOUR      |                                                                                           | 6080
    VOTES AS IN THIS      |                                                                                           |
    EXAMPLE.                                                                                                          -------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

                       FOR       WITHHELD
                                                                                                              FOR   AGAINST  ABSTAIN
1. Election of         [ ]         [ ]            2. Ratification of the appointment of Arthur Andersen LLP   [ ]      [ ]     [ ]
   Directors (see                                    as the independent public accountants of the Company
   reverse side)
   (For, except vote withheld from                3. In their discretion, the proxies are authorized to vote upon such other
   the following nominee(s))                         business as may properly come before the meeting.

---------------------------------------



                                                                   Please sign exactly as name(s) appear(s) on this proxy. Joint owners, trustees, executors, etc. should indicate the capacity in which they are signing.




                                                                   -----------------------------------------------------------------


                                                                   -----------------------------------------------------------------
                                                                     SIGNATURE(S)                                   DATE


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
PROXY

                        INRANGE TECHNOLOGIES CORPORATION
                             100 MT. HOLLY BY-PASS
                          LUMBERTON, NEW JERSEY 08048

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints JAY ZAGER and KENNETH H. KOCH as proxies (each with the power to act alone and to appoint his substitute) and hereby authorizes them to represent and to vote, as designated herein, all the shares of Class B common stock of Inrange Technologies Corporation held of record by the undersigned on March 9, 2001, at the annual meeting of stockholders to be held on April 20, 2001 and at any and all adjournments thereof.

      Nominees: for three year terms ending at the annual shareholders meeting 2004:
      David L. Chapman, Robert B. Foreman and Christopher J. Kearney

      IF NO INDICATION IS GIVEN, PROXIES HELD BY THE CHAIRMAN OF THE MEETING WILL BE VOTED TO ELECT THE THREE NOMINEES AND IN FAVOR OF THE RESOLUTIONS PROPOSED BY THE BOARD OF DIRECTORS.


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